Exhibit 16.1

                                                     Arthur Andersen LLP
                                                     100 E. Wisconsin Ave.
                                                     Milwaukee, WI  53202

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

June 12, 2002

Dear Sir/Madam:

We have read paragraphs 2 and 3 of Item 4 of Form 8-K dated June 12, 2002 of OnCourse Technologies, Inc., filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By /s/Arthur Andersen LLP
  ----------------------------

Copy to:  Mr. William C. Brown